Exhibit 5.1

10 December, 2015

Matter No.:127169

Doc Ref: JEM:nc/10533594

Tel:  1-441-299 4925

Email:  Julie.McLean@conyersdill.com

Helen of Troy Limited

c/o Helen of Troy L.P.

One Helen of Troy Plaza

El Paso, Texas 79912

U.S.A.

Dear Sirs,

Re:                             Helen of Troy Limited (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on 10 December, 2015 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the United States Securities Act of 1933, as amended, (the “Securities Act”) of 160,536 common shares, par value US$0.10 per share, of the Company (the “Common Shares”), being offered for sale by the Selling Shareholder (as such term is defined in the Registration Statement).

For the purposes of giving this opinion, we have examined an electronic copy of the Registration Statement.  We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 10 December, 2015, a PDF copy of written resolutions of its board of directors effective 18 November, 2015 (the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein and (e) that the Company’s shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended, and the consent to the issue and free transfer of the Common Shares given by the Bermuda Monetary Authority dated 18 June, 2008 will not have been revoked or amended at the time of issuance of any Common Shares.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.  This opinion is issued solely for the purposes of the filing of the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1.              The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.              The Common Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.  In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman Limited

/s/ Conyers Dill & Pearman Limited

Julie McLean

Director